                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the registration statements (Nos. 333-41847, 333-84760) on Form S-8 and the registration statement (No. 333-35284) on Form S-3 of Interactive Systems Worldwide Inc. of our report dated November 26, 2002, with respect to the financial statements included in this Annual Report on Form 10-KSB for the year ended September 30, 2002.


/s/ Eisner LLP



New York, New York
December 24, 2002